SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      -------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          PERIPHERAL CONNECTIONS, INC.
            (Exact name of registrant as specified in its character)

         Nevada                            87-0485315
(State or other jurisdiction            (I.R.S. Employer
 of incorporation)                   Identification Number)

      3303 Don Mills Road, Suite 2603, North York, Ontario CANADA M2J 4T6
               (Address of Principal Executive Office) (Zip Code)

                 1997 Consulting Agreements Stock Issuance Plan
                            (Full Title of the Plan)

                              Leslie J. Weiss, Esq.
                          Sugar, Friedberg & Felsenthal
                       30 North LaSalle Street, Suite 2600
                             Chicago, Illinois 60602
                     (Name and address of agent for service)

                                 (312) 704-9400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                 Proposed         Proposed
 Title of                        Maximum          Maximum
Securities       Amount          Offering         Aggregate         Amount of
 to be           to be           Price Per        Offering         Registration
Registered      Registered       Share             Price             Fee(1)

Common          750,000          $0.001            $750                $0
Stock

(1) Estimated pursuant to Rule 457(h)(1). The value of the shares is based on the book value of the securities offered, which is negative, because there is no market for the securities offered.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the applicable consultant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. These documents are available without charge, upon written or oral request, of Peripheral Connections, Inc. (the "Company").

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement.

         a. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

         b. The Company's reports on From 10-QSB for the quarters ending March 31, 1997 and June 30, 1997.

         c. The description of the Company's Class A Common Stock, $0.001 par value, contained in the Company's registration statement on Form S-1 filed in June, 1993.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which registers all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not Applicable.

Item 5.           Interest of Named Experts and Counsel.

                  Not Applicable.

Item 6.           Indemnification of Officers and Directors.

         Section 78.751 of the Nevada General Corporation Law provides that the Company may, and in certain circumstances must, indemnify the directors and officers of the Corporation against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. The Company's bylaws, which are incorporated herein, require the Company to indemnify directors and officers except with respect to any claim arising out of his negligence or willful misconduct.

         The Company's indemnification provisions shall be enforced to the fullest extent permitted under law.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

         Exhibit                                                          Page
         Number        Document                                          Number

         3             By-laws  filed as  Exhibit  3(ii) to
                       the  Company's  Form  10-KSB for the
                       year  ended  December  31,  1996 and
                       incorporated herein by reference.

         5             Opinion of Singer, Brown & Barringer                 6
                       regarding the validity of the securities being registered

         10(a)         Consulting Agreement between the                     8
                       Company and Meyers Pollock Robbins Inc., dated as of July 7, 1997

         10(b)         Consulting Agreement between the                    14
                       Company and Milton Klymam
                       dated as of September 1, 1997

         10(c)         Consulting Agreement between the                    17
                       Company and Jayhead Investments Limited
                       dated as of September 1, 1997

         23(a)         Consent of Smith & Company                          20

         23(b)         Consent of Singer, Brown & Barringer
                       (included in Exhibit 5)


Item 9.           Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

               (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the

          Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
          (a)(1)(i) and (a)(1)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

               (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                           ---- ----

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the even that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on this 22nd day of September, 1997.

                                  PERIPHERAL CONNECTIONS, INC.


                                  By:        /s/ Milton Klyman
                                           Milton Klyman, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 22, 1997                /s/ Milton Klyman
                                   ----------------------
                                   Milton Klyman, President and
                                   Director



Date: September 22, 1997                /s/ Melvyn Moscoe
                                   ----------------------
                                   Melvyn Moscoe, Chief Financial and
                                   Accounting Officer and Director

                                  EXHIBIT INDEX


         Exhibit                                                        Page
         Number          Document                                      Number

         3 By-laws filed as Exhibit 3(ii) to the Company's Form 10-KSB for the year ended December 31, 1996 and incorporated herein by reference.

         5               Opinion of Singer, Brown & Barringer             6
                         regarding the validity of the securities being registered

         10(a)           Consulting Agreement between the                 8
                         Company and Meyers Pollock Robbins Inc., dated as of July 7, 1997

         10(b)           Consulting Agreement between the                14
                         Company and Milton Klyman
                         dated as of September 1, 1997

         10(c)           Consulting Agreement between the                17
                         Company and Jayhead Investments Limited, dated as of September 1, 1997

         23(a)           Consent of Smith & Company                      20

         23(b)           Consent of Singer, Brown & Barringer
                         (included in Exhibit 5)

Peripheral Connections, Inc.
September 22, 1997
Page 2

                                    EXHIBIT 5

                                   Law Offices
                            Singer, Brown & Barringer
                             520 South Fourth Street
                          Las Vegas, Nevada 89101-6593

                               September 22, 1997

Peripheral Connections, Inc.
c/o Sugar, Friedberg & Felsenthal
30 N. LaSalle Street
Suite 2600
Chicago, IL 60602

         Re:      Registration Statement (Form S-8)

Gentlemen:

         We are acting as Special Counsel to Peripheral Connections, Inc. ("the Registrant") in connection with the filing of a Registration Statement (Form S-8) ("the Registration Statement") for the purpose of registering 750,000 shares of common stock of Registrant ("the shares").

         As such, you have requested our opinion as to whether the issuance of the shares as consideration for the performance of future consulting services have been duly authorized and, when issued, whether the shares will be validly issued, fully paid and non-assessable.

         In rendering this opinion, we have reviewed copies of the Registrant's Articles of Incorporation, By-laws, Authorizing Board of Directors Resolution, the Consulting Agreements in question, and a draft of the Registration Statement, and for the purposes hereof, we assume the foregoing are true and correct copies of the originals thereof. We have also made such other investigations of law and fact as we have deemed necessary or appropriate for the purposes of this opinion as to those matters which have not been assumed.

         Based upon the foregoing, it is our opinion that the 750,000 shares authorized for issuance have been duly authorized and, when issued in accordance with the Plan of Issuance, will be validly issued, fully paid and nonassessable, provided that no "actual fraud" is involved in the transaction as such is defined in N.R.S. 78.211.2.

         In rendering this opinion we have also assumed that the documents examined accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder. We have also assumed that the terms and conditions of the documents examined have not been amended, modified or supplemented, directly or indirectly, by any other agreement or understanding of the parties or signatories thereto.

Peripheral Connections, Inc.
September 22, 1997
Page 2


         We express no opinion as to the laws of any jurisdiction other than the laws of the State of Nevada. The opinions expressed herein concern only the effect of the laws of the State of Nevada as currently in effect, and we assume no obligation to supplement this opinion if the applicable laws change after the date of this opinion or if the facts or assumptions expressed herein are altered or changed.

         The foregoing opinion is for the exclusive reliance of Registrant and its counsel who may use same in the Registration Statement.





                                            Very truly yours,



                                         /s/ Michael H. Singer
                                            MICHAEL H. SINGER

                                  EXHIBIT 10(a)


                              CONSULTING AGREEMENT



         This agreement is made as of this 7th day of July, 1997, by and between Peripheral Connections, Inc., a Nevada company with principle offices at, Hollywood Suite 176 John St., Toronto, Ontario, Canada M5T1X5 (the "Company") and Meyers Pollock Robbins Inc., with offices at One World Trade Center, Suite 9151, New York, NY 10048 (the "Consultant").

                                   WITNESSETH

         WHEREAS, the Company desires to retain the Consultant, and the Consultant desires to be retained by the Company, pursuant to the terms and conditions hereinafter set forth;

     1. Retention: The Company hereby retains the Consultant to perform non-exclusive consulting services related to corporate finance and other matters, and the Consultant hereby accepts such retention and shall undertake reasonable efforts to perform for the Company the duties described herein. In this regard, subject to paragraph 9 hereof, the Consultant shall devote such time and attention to the business of the Company, as shall be determined by the Consultant, subject to the direction of the Chairman of the Company.

          a. The Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, and at the Company's request, to place at the disposal of the Company its judgement and experience and to provide business development services to the Company, including, without limitation, the following:

               (i)  To assist in potential financing requirements;
               (ii) To assist in potential mergers and acquisitions;
               (iii)To  provide  advice  on  investor  relations  and  marketing strategies;
               (iv) To provide advice with respect to corporate  finance matters including, without limitation, changes in capitalization and corporate structure; and
               (v)  To assist in strategic development.

          b.   At the  Consultant's  request,  the  Company  will  provide  "due
               diligence"   packages  to  registered   representatives   of  the
               Consultant and other brokerage firms.

               Nothing in this agreement shall impose any obligation upon the Company to consummate any transactions or to enter into any discussions or negotiations with respect thereto.

2. Term: The Consultant's retention hereunder shall be for a term of one (1) year commencing on the date of this Agreement unless sooner terminated by either party upon thirty (30) days notice to the other party.

3. Compensation: As full compensation for the consulting services hereunder, the Company shall grant to the Consultant an aggregate of two hundred fifty thousand (250,000) fully registered shares of the Company's Common Stock ("Common Stock") as filed by the Company under the Securities Act of 1933, as amended.

4. Expenses: The Company agrees to reimburse the consultant for reasonable expenses incurred by the Consultant in connection with the services rendered hereunder. Any such expenses shall require the prior written approval of the Company.

5. Fees to Consultant: The Consultant and/or its assignees shall receive a 10% aggregate fee for any funds it is directly responsible for raising for the Company and a 3% aggregate fee shall be paid for Consultant or its assignees if Consultant or its assignees act as a placement agent in a transaction that leads to a funding consummated by the Company. In the event that Consultant or its assignees introduces a prospective merger or acquisition which merger or acquisition is consummated by the Company, Consultant and/or its assignees shall be entitled to an aggregate fee of 4% of the purchase price of said merger or acquisition. No fee shall be paid by Company for any funding, merger or acquisition in the event that the funding agent or target Company solicited the Company without the direct intervention of the Consultant or its assignees. Services set forth in this paragraph are not part of general consulting services to be provided pursuant to this Agreement, but constitute additional consulting services for which separate compensation will be paid as set forth above.

6. Confidentiality: In connection with consulting services provided by the Consultant to the Company, Company will furnish Consultant with certain product, financial, marketing, organization, technical and other information related to the Company (herein collectively referred to as the "Confidential Information"). Confidential Information includes not only written information but also information transferred orally, visually, electronically or by other means. In consideration of the Company furnishing Consultant with the Confidential Information, and as a condition to such disclosure, Consultant agrees as follows, ("the Agreement"):

     a. Consultant shall keep all Confidential Information secret and confidential and shall not disclose it to anyone except to a limited group of Consultant's employees and directors, representatives, agents, advisors and assignees ("Representatives") who are actually engaged in consulting services referred to above. Consultant may also disclose it to its outside professional advisors similarly engaged. Each person to whom such Confidential Information is disclosed must be advised of its confidential nature and of the terms of this agreement and (unless already bound by obligations of confidentiality) must agree to abide by such terms.

     b. Upon any termination of this Agreement or upon notice from the Company to Consultant (i) Consultant will either destroy or return to the Company the Confidential Information that is in tangible form, including any copies that the Consultant may have made, and Consultant will destroy all abstracts, summaries thereof, or references thereto in its documents, and certify to the Company in writing that it has done so, and (ii) neither Consultant nor its representatives will use any of the Confidential Information with respect to, or in furtherance of Consultant's business, any of their respective businesses, or in the business of anyone else, whether or not in competition with the Company, or for any other purpose whatsoever.

     c. Confidential Information does not include any information that was available prior to Consultant's receipt of such information or thereafter became publicly available not as a result of a breach by Consultant of this Agreement. Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in material available to the public or is obtained from any source other than the Company (or its directors, officers, employees, agents, representatives or advisors), provided that such source has not to Consultant's knowledge entered into a confidentiality agreement with the Company with respect to such information or obtained the information from an entity or person who is a party to a confidentiality agreement with the Company.

     d. Consultant understands that the Company will attempt to include in the Confidential Information those materials that it believes to be reliable and relevant for the purpose of the Consultant's services, but Consultant acknowledges that neither the Company, nor any of its respective directors, officers, agents, advisors or employees make any representation or warrant as to the accuracy or completeness of the Confidential Information and Consultant agrees that such persons shall have no liability to Consultant or any of its Representatives resulting from any use of the Confidential Information. Consultant understands that the Confidential Information is not being furnished for the use in an offer or sale of securities of the Company and is not designated to satisfy the requirements of federal or state securities laws in connection with any offer or sale of such securities to Consultant.

     e. In the event that Consultant or anyone to whom Consultant transmits the Confidential Information pursuant to this Agreement becomes legally compelled to disclose any of the Confidential Information, Consultant will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event the Company is unable to obtain such protective order or other appropriate remedy, Consultant will furnish only that portion of the Confidential Information that Consultant advised by a written opinion of counsel is legally required and Consultant will exercise its best efforts to obtain a protective order or other reliable assurances that confidential treatment will be accorded with the Confidential Information so disclosed.


     f. Consultant understands and agrees that money damages would not be a sufficient remedy for any breach of this Agreement by Consultant or its Representatives, and that the Company shall be entitled to specific performance and/or injunctive relief as a remedy for any such breach of this Agreement and that these shall be in addition to all other remedies available at law or in equity. Consultant further agrees that this Agreement is made for the benefit of the Company and that no failure or delay by the Company or its Representative in exercising any right, power or privilege under this Agreement shall operate as waiver thereof, nor any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

     g. Consultant's obligations with regard to Confidential Information shall survive the termination of this Agreement.

7. Indemnification: The Company agrees to indemnify and hold harmless the Consultant and its affiliates, the respective directors, officers, partners, agents and employees and each other person, if any, controlling the Consultant or any of its employees and each other person, if any, controlling the Consultant or any of its affiliates (collectively the "Consultant Parties"), from and against all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorney's fees and actual disbursements) that result from the action taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, its agents or employees. The Consultant will indemnify and hold harmless the Company and the respective directors, officers, agents, and employees of the Company (the "Company Parties" ) from and against all losses, claims, damages, liabilities and expenses that result from bad faith, negligence or unauthorized representation of the Consultant. Each person or entity seeking indemnification hereunder shall promptly notify in writing the Company or the Consultant, as applicable, who may become liable pursuant to this paragraph and shall not pay, settle or acknowledge liability under any such claim without consent of the party liable for such indemnification and shall permit the Company or the Consultant, as applicable, a reasonable opportunity to cure any underlying situation and/or to mitigate any actual or potential damages. The scope of this indemnification between the Consultant and the Company shall be limited to, and pertain only to, those certain transactions contemplated or entered into pursuant to this Agreement.

     The Company or the Consultant, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification within fifteen (15) days of notice of claim.

     The rights stated pursuant to the proceeding two paragraphs shall be in addition to any rights that the Consultant or the Company or any other person entitled to indemnification any have under common law or otherwise, including, without limitation, any right to contribution.

8. Status of Consultant: The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

9. Other activities of Consultant: The Company recognizes that the Consultant now renders and may continue to render financial consulting and other investment banking services to other companies which may not conduct business and activities similar to those of the Company. The Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement but shall devote only so much of its time and attention as it deems necessary for such purposes in the reasonable exercise of its exercise, subject to the direction of the Chairman of the Company.

10. Control: Nothing contained herein shall be deemed to require the Company to take any action contrary to its certificate of incorporation or By-Laws, as each may be amended from time to time, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct of the affairs of the Company.

11. Notices: Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage paid, and shall be deemed to have been given when deposited in the United States mail.. Either party may designate any other address to which, or manner in which, notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

12. Governing Law: This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to conflict of laws.

13. Entire Agreement: This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

14. Binding Effects; Assignment: This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assigns; provided, however, that this Agreement, and the rights and obligations hereunder, may not be assigned by either party hereto without the prior written consent of the other party.

15. Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



PERIPHERAL CONNECTIONS, INC.                 MEYERS POLLOCK ROBBINS INC.



By:   /s/ Milton Klyman                      By:    /s/ Michael Ploshnick
      Milton Klyman, President                     Michael Ploshnick, President

                                  EXHIBIT 10(b)

                              CONSULTING AGREEMENT



This will confirm the arrangements, terms and conditions pursuant to which Milton Klyman of Hollywood Suite, 176 John Street, Toronto, Ontario M5T 1X5( the "Consultant") has been retained to serve as a financial consultant and advisor to PERIPHERAL CONNECTIONS, INC. with offices at 3303 Don Mills Road, Suite 2603, North York, Ontario Canada (the "Company"). The undersigned hereby agree to the following terms and conditions:

         (1) Duties of Consultant: The Consultant shall, upon request of the Company, render the following services on a non-exclusive basis to the Company from time-to-time.

                  (a) Consulting Services: Consultant shall render consulting services and advice pertaining to the Company's business affairs as the Company may from time-to-time request. Without limiting the generality of the foregoing, Consultant shall assist the Company in developing, studying and evaluating financial and business opportunities, and reports and discussions pertaining thereto.

                  (b) Wall Street Liaison: Consultant will, when appropriate, arrange meetings with and/or introduce the Company to individuals and financial institutions in the investment community, such as securities analysts, portfolio manager, and market makers. The intent of such activities shall be to help the Company create and broaden its stock market appeal.

                  (c) No-Capital Raising Intent: In no event shall this Agreement be construed as requiring, nor shall it be expected, that the Consultant is engaged to participate in any capital raising activities of any sort for the Company.

         Such services shall be rendered by Consultant at the request of the Company upon reasonable notice, without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

         (2)   Term:   This   Agreement   and   the   duties   obligations   and
responsibilities of the parties shall commence on September 1, 1997 and shall continue until August 31, 1998, unless extended by mutual agreement.

         (3)      Compensation:

                  As compensation for Consultant's services hereunder:

                  (a) The Company shall issue two hundred fifty thousand (250,000) shares of common stock of the Company to Consultant as soon as practicable after September 1, 1997.

                  (b) The Company hereby agrees to file a registration statement pursuant to a Form S-8 registration, or equal, to register the such shares as soon as is practicable.

                  (c) All reasonable out of pocket expenses incurred by Consultant in the performance of the services to be rendered hereunder shall be borne by the Company, provided that prior authorization is received therefore for any amount in excess of $1,000.

         (4) Relationship: Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereafter be agreed upon for a particular purpose. Except as expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

         (5)      Assignment:  This Agreement is not assignable by either party.

         (6) Waivers: No waivers, express or implied, by either of the parties hereto of any breach of any of the covenants, agreements, or duties on the part of the other party hereto to be kept or performed, or any conditions of this contract, shall ever be deemed or taken to be a waiver of any other breach of the same or a waiver of any other covenant, agreement, duty, or condition.

         (7) Validity and Enforceability: The invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision.

         (8) Modifications: This Agreement cannot be changed, modified or discharged orally, but can be changed only if consented to in writing by both parties.

         (9) Notices: Any notice or communication required hereunder to be sent to either of the parties by the other hereto shall be deemed to have been sufficiently given if mailed, postage prepaid, by registered or certified mail to Consultant or to the Company at the addresses set forth in the introductory paragraph of this Agreement or to such other address as may be filed by either party with the other.

         (10) Non-Exclusive Assignment: Nothing contained herein shall operate to prevent the Consultant from engaging any other form of business or activity, including without limitations providing the same or substantially the same services as herein described to others.

         (11) Governing Law: This Agreement shall be governed by the laws of the State of Nevada.

         (12) Entire Agreement:  This Agreement constitutes the entire agreement
between  the  Company  and   Consultant,   and  all  previous   agreements   and
understandings are null and void.

                  Dated as of September 1, 1997.



                                                     By /s/Milton Klyman
                                                           Milton Klyman


AGREED AND ACCEPTED

PERIPHERAL CONNECTIONS, INC.



By:/s/Melvyn Moscoe
     Melvyn Moscoe, Treasurer

                                  EXHIBIT 10(c)

                              CONSULTING AGREEMENT



         This will confirm the arrangements, terms and conditions pursuant to which Jayhead Investment Limited of 18 York Valley Crescent, Willowdale, Ontario M2P 1A7( the "Consultant") has been retained to serve as a financial consultant and advisor to PERIPHERAL CONNECTIONS, INC. with offices at 3303 Don Mills Road, Suite 2603, North York, Ontario Canada (the "Company"). The undersigned hereby agree to the following terms and conditions:

         (1) Duties of Consultant: The Consultant shall, upon request of the Company, render the following services on a non-exclusive basis to the Company from time-to-time.

                  (a) Consulting Services: Consultant shall render consulting services and advice pertaining to the Company's business affairs as the Company may from time-to-time request. Without limiting the generality of the foregoing, Consultant shall assist the Company in developing, studying and evaluating financial and business opportunities, and reports and discussions pertaining thereto.

                  (b) Wall Street Liaison: Consultant will, when appropriate, arrange meetings with and/or introduce the Company to individuals and financial institutions in the investment community, such as securities analysts, portfolio manager, and market makers. The intent of such activities shall be to help the Company create and broaden its stock market appeal.

                  (c) No-Capital Raising Intent: In no event shall this Agreement be construed as requiring, nor shall it be expected, that the Consultant is engaged to participate in any capital raising activities of any sort for the Company.

         Such services shall be rendered by Consultant at the request of the Company upon reasonable notice, without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

         (2)   Term:   This   Agreement   and   the   duties   obligations   and
responsibilities of the parties shall commence on September 1, 1997 and shall continue until August 31, 1998, unless extended by mutual agreement.

         (3)      Compensation:

                  As compensation for Consultant's services hereunder:

                  (a) The Company shall issue two hundred fifty thousand (250,000) shares of common stock of the Company to Consultant as soon as practicable after September 1, 1997.

                  (b) The Company hereby agrees to file a registration statement pursuant to a Form S-8 registration, or equal, to register the such shares as soon as is practicable.

                  (c) All reasonable out of pocket expenses incurred by Consultant in the performance of the services to be rendered hereunder shall be borne by the Company, provided that prior authorization is received therefore for any amount in excess of $1,000.

         (4) Relationship: Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereafter be agreed upon for a particular purpose. Except as expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

         (5)      Assignment:  This Agreement is not assignable by either party.

         (6) Waivers: No waivers, express or implied, by either of the parties hereto of any breach of any of the covenants, agreements, or duties on the part of the other party hereto to be kept or performed, or any conditions of this contract, shall ever be deemed or taken to be a waiver of any other breach of the same or a waiver of any other covenant, agreement, duty, or condition.

         (7) Validity and Enforceability: The invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision.

         (8) Modifications: This Agreement cannot be changed, modified or discharge orally, but can be changed only if consented to in writing by both parties.

         (9) Notices: Any notice or communication required hereunder to be sent to either of the parties by the other hereto shall be deemed to have been sufficiently given if mailed, postage prepaid, by registered or certified mail to Consultant or to the Company at the addresses set forth in the introductory paragraph of this Agreement or to such other address as may be filed by either party with the other.

         (10) Non-Exclusive Assignment: Nothing contained herein shall operate to prevent the Consultant from engaging any other form of business or activity, including without limitations providing the same or substantially the same services as herein described to others.

         (11) Governing Law: This Agreement shall be governed by the laws of the State of Nevada.

         (12) Entire Agreement:  This Agreement constitutes the entire agreement
between  the  Company  and   Consultant,   and  all  previous   agreements   and
understandings are null and void.

                  Dated as of September 1, 1997.

                                         JAYHEAD INVESTMENTS LIMITED

                                         By /s/Morton Glickman
                                               Morton Glickman, President


AGREED AND ACCEPTED

PERIPHERAL CONNECTIONS, INC.



By:/s/Melvyn Moscoe
     Melvyn Moscoe, Treasurer

                                   EXHIBIT 23


                                 Smith & Company
                          CERTIFIED PUBLIC ACCOUNTANTS

Members of:                                   10 West 100 South, Suite 700
American Institute of                         Salt Lake City, Utah 84101
   Certified Public Accountants               Telephone:  (801) 575-8297
Utah Association of                           Facsimile:  (801) 575-8306
   Certified Public Accountants               E-mail: smith&co@smithandcocpa.com




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (of 750,000 Shares of Class A common stock, par value $0.001 per share of Peripheral Connections, Inc.) of our report dated February 11, 1997 included in PERIPHERAL CONNECTIONS, INC.'s Form 10-KSB for the year ended December 31, 1996 and to all references to included in the registration statement.





                                                     /s/ Smith & Company

                                                     Smith & Company


Salt Lake City, Utah
September 23, 1997